UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): December 16, 2016

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2016, Gulf Island Fabrication, Inc. (the “Company”) and its wholly-owned operating subsidiaries amended and restated the Company’s bank credit facility, entering into a $40.0 million Tenth Amended and Restated Credit Agreement with Whitney Bank and JPMorgan Chase, N.A., as lenders (the “Amended Credit Facility”). The annual interest rates applicable to amounts outstanding under the Amended Credit Facility continue to remain, at the Company’s option, at either (i) a prime rate established by JPMorgan Chase Bank, N.A., or (ii) a LIBOR rate (defined in the Amended Credit Facility) plus 2.0% per annum. In addition, the commitment fee on the undrawn portion of the facility and the letter of credit fee on undrawn stated amounts under letters of credit issued by the lenders remain at 0.50% per annum and 2.0% per annum, respectively.

The Amended Credit Facility: (i) is secured by substantially all of the Company’s and the guarantors’ assets (other than real estate); (ii) extends the term of the facility from January 2, 2017 to November 29, 2018; (iii) reduces the borrowing base from $80.0 million to $40.0 million; and (iv) permits the full borrowing base to be used for issuing letters of credit and/or general corporate and working capital purposes. Under the prior facility, only $20.0 million of the $80.0 million borrowing base could be used for general corporate and working capital purposes. Given the historically low levels of borrowings under the Company’s bank facility and its cash position, the Company requested a reduction in the amount of available credit under the facility from $80.0 million to $40.0 million during negotiations with the lenders to decrease the commitment fees payable on the undrawn portion of the facility.

The Company must comply with the following financial covenants each quarter beginning with the quarter ending December 31, 2016:

(i) minimum net worth requirement of not less than $255.0 million, plus (A) 50% of net income earned in each quarter beginning December 31, 2016 and (B) 100% of proceeds from any issuance of common stock, less (A) the amount of any impairment on assets owned by Gulf Marine Fabricators, L.P. up to $30.0 million;
(ii) debt to EBITDA ratio not greater than 2.5 to 1.0; and
(iii) interest coverage ratio not less than 2.0 to 1.0.

Existing letters of credit of $4.7 million under the prior facility are deemed issued under the Amended Credit Facility. No advances were outstanding under the prior facility and no amounts were drawn in connection with the Company’s entry into the Amended Credit Facility. Accordingly, the total revolving credit availability under the Amended Credit Facility immediately after the consummation of the Amended Credit Facility on December 16, 2016 was $35.3 million. As of December 16, 2016, the Company was in compliance with all covenants contained in the Amended Credit Facility.

The foregoing summary is qualified by the full text of the Amended Credit Facility, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a      Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Tenth Amended and Restated Credit Agreement dated December 16, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer; Interim Chief
Financial Officer &Treasurer

Dated:	December 16, 2016